                                                                    EXHIBIT 99.5


NEWS RELEASE
------------

Contact:  Larry Selwitz, Fin-Com
          (714) 645-8410

          Murray Rudin, Voxel
          (714) 348-3200

                                                          For Immediate Release
                                                          ---------------------

                      Voxel Announces Arbitration Decision
                      ------------------------------------

May 8, 1998 -- Laguna Hills, California -- Voxel (NASDAQ:VOXL) announced today that a decision has been reached in the company's dispute with General Scanning, Inc. (GSI). The arbitrators have awarded $1.9 million to GSI.

Voxel and GSI entered into a contract in 1994 pursuant to which GSI was to engineer and manufacture the Voxcam(R) imager. Voxel claimed that GSI breached its obligations under the contract.

Dr. Allan Wolfe, Voxel's CEO said, "The arbitrators' decision is disappointing. This decision complicates and compromises the Company's ability to sustain ongoing activities. The Company is exploring a variety of strategic alternatives."

                                       ###





                                       4